UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 13, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modifications to Rights of Security Holders.

            On December 11, 2007, the Board of Directors of Cummins Inc. declared a two-for-one split of its Common Stock, par value $2.50 per share, payable on January 2, 2008 in the form of a stock dividend to shareholders of record as of December 21, 2007.  A press release in connection therewith is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated December 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007

Cummins Inc.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

December 11, 2007

Cummins Announces Second Stock Split in 2007;
Begins Third Share Repurchase Initiative

Columbus, IN. -- The Cummins Board of Directors today declared a two-for-one split of Cummins Inc. (NYSE: CMI) common stock, payable Jan. 2 to shareholders of record as of Dec. 21, 2007. This is the Company's second stock split in 2007, following a two-for-one split in April.

As a result of the stock split, each Cummins' shareholder will receive one additional share of stock for each share owned on the record date.  Since there will be twice as many shares after the split, each share will be worth half of what it was worth immediately prior to the split. The overall value of a stockholder's investment remains the same.

The total amount of cash dividend payments with respect to the shares will remain unchanged as a result of the split, but the dividend will be proportionately adjusted to half the pre-split amount on a per-share basis.

"2007 has been one of the best years in Cummins' history, reflecting our diversified portfolio of businesses and our growing market share around the world," said Tim Solso, Cummins Chairman and CEO. "This second stock split in 2007 is yet another sign of our confidence in the Company's operating performance and its ability to grow profitably in the future."

Today, the Board also authorized the Company to repurchase another $500 million in shares of Cummins' stock. Over the last 25 months, the Company has repurchased approximately six million shares at a total cost of $500 million.

"We are sharing our growing value with shareholders, not just through our share price appreciation, which has shown a compound annual growth rate of approximately 50 percent over the last four years, but also through our stock repurchase plans and sustainable and growing dividends," Solso said.

Year-to-date Cummins stock price has more than doubled. The Company's dividend has increased nearly 67 percent since the summer of 2006.

Cummins had approximately 102 million shares of common stock outstanding as of September 30, 2007. Upon completion of the split, the Company will have approximately 204 million shares of common stock outstanding.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $715 million on sales of $11.4 billion in 2006. Press releases can be found on the Web at www.cummins.com.

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.